                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /      Preliminary Proxy Statement
/x/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                             INVITROGEN CORPORATION
                (Name of Registrant as Specified In Its Charter)


Payment of filing fee (Check the appropriate box):

/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:
         (2)      Form, Schedule or Registration No.:
         (3)      Filing Party:
         (4)      Date Filed:

                                     [LOGO]


                                                                 March 24, 2000


Dear Stockholder:

         This year's annual meeting of stockholders will be held on April 27, 2000 at 10:00 a.m. local time, at our principal offices located at 1600 Faraday Ave., Carlsbad, California 92008. You are cordially invited to attend.

         The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

         After reading the proxy statement, please promptly mark, sign, and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

         A copy of our 1999 Annual Report is also enclosed.

         I look forward to seeing you at the annual meeting.

                                        Very truly yours,



                                        Lyle C. Turner
                                        PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                        CHAIRMAN OF THE BOARD OF DIRECTORS

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 27, 2000

                             -----------------------


TO OUR STOCKHOLDERS:

         The Annual Meeting of the Stockholders of Invitrogen Corporation, will be held on April 27, 2000 at 10:00 a.m. local time, at our principal offices located at 1600 Faraday Ave., Carlsbad, California 92008 for the following purposes:

         1. To elect two Class I directors, each to hold office for a three-year term and until his or her respective successor is elected and qualified. Management has nominated the following persons for election at the meeting: Donald W. Grimm and James
                  R. Glynn.

         2. To consider a proposal to amend the Invitrogen 1998 Employee Stock Purchase Plan to increase the share reserve by 100,000 shares.

         3. To consider a proposal to ratify the appointment of Arthur Andersen LLP as Invitrogen's independent public accountants for the fiscal year ending December 31, 2000.

         4. To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on February 28, 2000 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders of record on February 28, 2000 will be available at our principal offices for examination during ordinary business hours by any stockholder for any purpose relating to the meeting.

                                            By order of the Board of Directors,



                                            Warner R. Broaddus
                                            GENERAL COUNSEL & SECRETARY

Carlsbad, California
March 24, 2000

--------------------------------------------------------------------------------
IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postpaid envelope to assure that your shares are represented at the meeting. You may revoke your proxy before it is voted. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.
--------------------------------------------------------------------------------

                                                 TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING..........................................................................................1


PROXY STATEMENT...................................................................................................3


   About the Meeting..............................................................................................3
      WHAT IS THE PURPOSE OF THE ANNUAL MEETING?..................................................................3
      WHO IS ENTITLED TO VOTE AT THE MEETING?.....................................................................3
      HOW DO I VOTE?..............................................................................................3
      HOW DO I VOTE MY ESOP OR 401(k) SHARES?.....................................................................4

   Stock Ownership................................................................................................5
      HOW MUCH STOCK IS HELD BY INVITROGEN'S DIRECTORS, EXECUTIVE OFFICERS AND LARGEST STOCKHOLDERS?..............5

   Election of Directors..........................................................................................7
      NOMINEES FOR ELECTION AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS............................................7
      DIRECTORS CONTINUING IN OFFICE..............................................................................7
      HOW OFTEN DID THE BOARD MEET DURING 1999?...................................................................8
      HOW ARE DIRECTORS COMPENSATED?..............................................................................9
      WHAT COMMITTEES HAS THE BOARD ESTABLISHED?..................................................................9
      CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS...............................................................9

   Executive Compensation and Other Matters......................................................................11
      COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS..............................................................11
      WHAT ARE THE COMPENSATION COMMITTEE'S RESPONSIBILITIES?....................................................11
      HOW ARE THE COMPANY'S EXECUTIVE OFFICERS COMPENSATED?......................................................11
      HOW IS INVITROGEN ADDRESSING THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION?..................................12
      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION................................................12
      EXECUTIVE COMPENSATION SUMMARY TABLE.......................................................................12
      1999 OPTION GRANTS.........................................................................................13
      YEAR-END OPTION VALUES.....................................................................................14
      EMPLOYMENT AND SEVERANCE ARRANGEMENTS......................................................................14
      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................................................14

   Comparison of Stockholder Return..............................................................................15

   Items for Stockholder Consideration...........................................................................16
      ELECTION OF DIRECTORS......................................................................................16
      APPROVAL OF INCREASING THE 1998 EMPLOYEE STOCK PURCHASE PLAN SHARE RESERVE BY 100,000 SHARES...............16
      RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS..............................................19

   Additional Information........................................................................................19

   Transaction of Other Business.................................................................................20

                                     [LOGO]

                             INVITROGEN CORPORATION
                                1600 FARADAY AVE.
                           CARLSBAD, CALIFORNIA 92008


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS



         The accompanying proxy is being solicited by the Board of Directors of Invitrogen Corporation and contains information related to the annual meeting of stockholders to be held April 27, 2000, or any adjournment thereof, for the purposes described in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is March 24, 2000, the approximate date on which the Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.


                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At our annual meeting, stockholders will act upon the matters outlined in the Notice of Meeting on the first page of this proxy statement. These include the election of directors, ratification of our independent auditors and consideration of an increase in the number of shares reserved under the Invitrogen Employee Stock Purchase Plan. In addition, management will report on the performance of the company during 1999 and will respond to questions from our stockholders. An annual report for the fiscal year ended December 31, 1999 is enclosed with this proxy statement.

WHO IS ENTITLED TO VOTE AT THE MEETING?

         Only stockholders of record as of the close of business on the record date, February 28, 2000, will be entitled to vote the shares of stock they held on that date at the meeting. As of the record date, we had only shares of one class of common stock outstanding.

         Stockholders may vote in person or by proxy. Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Invitrogen's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, will be a quorum for the transaction of business at the meeting. As of the record date 22,895,918 shares of common stock were outstanding.

HOW DO I VOTE?

         If you complete and properly sign the enclosed proxy card and return it as instructed on the card, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in "street name" through a brokerage or other nominee, you will need to obtain a proxy card from the institution that holds your shares.

         All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this proxy statement, and in favor of the two other proposals specified in the notice of the meeting, and in the discretion of the proxy holders on any other matter that comes before the meeting. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of Invitrogen either a written document revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

HOW DO I VOTE MY ESOP OR 401(k) SHARES?

         If you participate in the Invitrogen 401(k) Salary Savings Plan or in the NOVEX 401(k) Employee Stock Ownership Plan you may vote the shares of common stock in your account as of the record date. If you wish to vote those shares, you must give your written instructions to the Plan trustee(s) by April 24, 2000. For the Invitrogen 401(k) Salary Savings Plan, the trustees are Lisa G. McCurdy and James R. Glynn. For the NOVEX 401(k) Employee Stock Ownership Plan, the trustee is Union Bank of California. Participants should receive a ballot (separate from the proxy card) from the trustees to be marked and returned. If you do not receive a ballot, contact Invitrogen prior to the above date.

         If you do not give instructions to the trustees, the shares in your account will be voted by the trustee(s). You may revoke instructions to the trustees by giving them written notice of revocation or a later dated written voting instruction by April 24, 2000.

                                 STOCK OWNERSHIP

HOW MUCH STOCK IS HELD BY INVITROGEN'S DIRECTORS, EXECUTIVE OFFICERS AND LARGEST STOCKHOLDERS?

         The following table contains certain stockholder information as of February 29, 2000. Specifically, the table shows beneficial ownership of Invitrogen's common stock by (i) each director and director-nominee, (ii) each executive officer named in the Summary Compensation Table, (iii) all persons known by us to be the beneficial owners of more than 5% of our outstanding common stock and (iv) all executive officers and directors as a group.

                                                                                              SHARES THAT MAY BE ACQUIRED
                                                                                                   WITHIN 60 DAYS OF
                                                                SHARES BENEFICIALLY OWNED(1)       FEBRUARY 29, 2000
                                                                ----------------------------       -----------------
                                                                    NUMBER         PERCENT
                                                                    ------         -------
Lyle C. Turner...............................................         3,878,285         16.8%                            -
James R. Hudson, Jr..........................................         2,594,800        11.3                          2,800
Putnam Investment Management, Inc............................         1,391,995         6.0                              -
   One Post Office Square
   Boston, MA 02109
Joseph M. Fernandez(2).......................................         1,230,869         5.3                         34,607
Janus Capital Corporation....................................         1,164,750         5.1
   100 Fillmore Street, Suite 400
   Denver, Colorado 80206
TA Associates(3).............................................           882,942         3.8                              -
   Kurt R. Jaggers
   TA Associates, Inc.
   125 High Street Tower, Suite 2500
   Boston, Massachusetts 02110
James R. Glynn...............................................           139,101           *                        137,499
David E. McCarty(4)..........................................            67,266           *                         61,823
Jay M. Short(5)..............................................            67,000           *                         42,000
Lewis J. Shuster.............................................            28,332           *                         28,332
Donald W. Grimm..............................................            23,000           *                         20,000
Bradley G. Lorimier..........................................            10,000           *                         10,000
All Directors and Executive Officers as a group (8 persons)(6)        5,095,926        21.8                        299,654

-------------
*        Less than 1%.

(1) Percentage of ownership is based on: 23,040,997 shares of common stock outstanding as of February 29, 2000. Shares of common stock that an individual or group has the right to acquire within 60 days of February 29, 2000, pursuant to the exercise of options are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)      Includes 1,082,841 shares held by J&J Fernandez Ventures, L.P.

(3) Includes 731,215 shares held by TA/Advent VIII L.P., 137,103 shares held by Advent Atlantic and Pacific III, L.P., and 14,624 shares held by TA Venture Investors L.P. Advent Atlantic and Pacific III, L.P., TA/Advent VIII L.P. and TA Venture Investors L.P. are part of an affiliated group of investment partnerships referred to collectively as TA Associates Group. The general partner of TA/Advent VIII, L.P. is TA Associates VIII LLC. The general partner of Advent Atlantic and Pacific III, L.P. is TA Associates

         AAP III Partners. TA Associates, Inc. is the general partner of TA Associates VIII LLC and the manager of TA Associates AAP III Partners. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships, with the exception of those shares held by TA Venture Investors, L.P.; individually, no stockholder, director or officer of TA Associates, Inc., is deemed to have or share such voting or investment power. Principals and employees of TA Associates, Inc., including Mr. Jaggers, a director, comprise the general partners of TA Venture Investors, L.P. In such capacity, Mr. Jaggers may be deemed to share voting and investment power with respect to the 28,206 shares held of record by TA Venture Investors, L.P. Mr. Jaggers disclaims beneficial ownership of such shares.

(4) Includes 68 shares held of record by NOVEX's ESOP Trust Fund as to which Mr. McCarty holds a pecuniary interest.

(5) Includes options to purchase 5,000 shares held of record by Dr. Short's spouse.

(6) Includes 68 shares held of record by NOVEX's ESOP Trust Fund as to which Mr. McCarty holds a pecuniary interest. Includes options to purchase 5,000 shares held of record by Dr. Short's spouse.

                              ELECTION OF DIRECTORS


         Invitrogen has a classified Board of Directors currently consisting of two Class I directors (Donald W. Grimm and James R. Glynn), three Class II directors (Kurt R. Jaggers, Bradley G. Lorimier and Lyle C. Turner) and three Class III directors (David E. McCarty, Jay M. Short and Lewis J. Shuster), who will serve until the annual meetings of stockholders to be held in 2000, 2001 and 2002, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting.

         The nominees for election at the 2000 Annual Meeting of Stockholders to fill the Class I positions on the Board of Directors are Donald W. Grimm and James R. Glynn. If elected, the nominees will serve as directors until the annual meeting of stockholders in 2003, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as the proxy holders may designate.

         If a quorum is present, the two nominees for the positions as Class I directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the vote, except that abstentions will be counted as shares present for purposes of determining the presence of a quorum.

NOMINEES FOR ELECTION AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

                                     CLASS I

         JAMES R. GLYNN became a Senior Vice President, Corporate Development, Chief Financial Officer and Director of Invitrogen in June 1998 and previously served as Director in 1995. In September 1999, Mr. Glynn became an Executive Vice President of Invitrogen. From July 1995 to May 1997 he served as Senior Vice President and Chief Financial Officer and from May 1997 to July 1998 as Chief Operating Officer, Chief Financial Officer and Director of Matrix Pharmaceutical, Inc., a company focusing on the treatment of cancer. Mr. Glynn served as Executive Vice President, Chief Financial Officer and Director of Mycogen Corporation, an agribusiness and biotechnology company, from April 1987 to February 1995. From 1982 to 1987 Mr. Glynn was Vice President, Finance and Treasurer of Lubrizol Enterprises, Inc., a venture development company. Mr. Glynn received his B.B.A. in Accounting from Cleveland State University. He is currently a Director of Matrix Pharmaceutical, Inc.

         DONALD W. GRIMM has served as a Director of Invitrogen since June 1998. From September 1995 to March 1998 Mr. Grimm was Managing Director, West Coast for Copenhagen Capacity, a Danish trade group focused on biotechnology and medical devices. Since June 1995 he has served as Chairman of the Board and President of Strategic Design, a strategic planning and consulting company. He was a Director of MedNet M.P.C. Corp., a medical services company from November 1997 to December 1997. Mr. Grimm retired from Eli Lilly & Company, a research-based pharmaceutical company, in 1993 after 23 years of service. Mr. Grimm held positions at Eli Lilly as Director of Worldwide Pharmaceutical Pricing, Director of Pharmaceutical Market Research, and Director of Sales. From September 1987 to December 1993, Mr. Grimm served as President, CEO and Chairman of Hybritech, Inc., a company involved in physical and biological research. For the six month period between June 1994 and December 1994, Mr. Grimm served as President, CEO and Director of Telios Pharmaceuticals, a pharmaceutical and medical device company. Telios and MedNet filed petitions for bankruptcy after Mr. Grimm's resignation from those companies. Mr. Grimm received his B.S. in Pharmacy and M.B.A. from the University of Pittsburgh. Mr. Grimm is currently a Director of several private companies and non-profit organizations.

DIRECTORS CONTINUING IN OFFICE

                                    CLASS II

         KURT R. JAGGERS has served as a Director of Invitrogen since June 1997. Mr. Jaggers has served as a Managing Director of TA Associates, Inc., an equity investment firm, since January 1997. He has also served as a Principal for TA Associates from 1993 to 1996, and as Vice President of that firm from 1990 to 1992. Mr. Jaggers attended Stanford University, receiving B.S. and M.S. degrees in Electrical Engineering, and an M.B.A. He is currently a Director of several private companies.

         BRADLEY G. LORIMIER has served as a Director of Invitrogen since November 1998. Mr. Lorimier has been retired since July 1997. From March 1994 to June 1997 Mr. Lorimier served as Senior Vice President, Business Development and Director of Human Genome Sciences, Inc., a biotechnology company. From July 1991 to March 1994 Mr. Lorimier served as Vice President, Corporate Development of Ortho-McNeil Pharmaceutical, Inc., a subsidiary of Johnson & Johnson, a pharmaceutical manufacturing company. Mr. Lorimier received his B.S. degree in biology from the University of Illinois. He is currently a Director of Matrix Pharmaceutical, Inc. as well as several private companies.

         LYLE C. TURNER, a founder of Invitrogen, has served as President, Chief Executive Officer and Chairman of the Board of Directors since February 1988. Previously, Mr. Turner served as Director of Sales and Marketing at Stratagene, a life science research company, from January 1987 through February 1988, and as Technical Sales Specialist at Boehringer Mannheim Corp., a pharmaceutical company, from June 1985 to January 1987. From September 1981 through May 1985, Mr. Turner worked at Syntro Corporation, an animal health company, at which his final position was Manager of Business Development. Mr. Turner received his B.A. in Chemistry from the University of California, San Diego.

                                   CLASS III

         DAVID E. MCCARTY has served as a Director of Invitrogen since August 1999. From August to September 1999 he served as Senior Vice President and in September 1999 he served as Executive Vice President of Invitrogen. Previously, Mr. McCarty served as President and Chief Executive Officer of NOVEX, a position he held from August 1997 through September 1999. Prior to joining NOVEX, Mr. McCarty was President and CEO of Alexon Biomedical, an immunoassay diagnostic company which he joined in 1990. Mr. McCarty holds a B.S. in Chemistry from California State University at Northridge and an M.B.A. from California State University at Long Beach. Mr. McCarty is serving as a director of Invitrogen pursuant to our merger agreement with NOVEX. Mr. McCarty also serves as a director of a privately held company.

         JAY M. SHORT has served as a Director of Invitrogen since February 1995. From September 1994 to the present Dr. Short has served as Chief Executive Officer, President, Chief Technology Officer and Director of Diversa Corporation, a biotechnology company. From September 1985 to September 1994 Dr. Short held various positions at Stratagene including Vice President, Research and Development & Operations and Senior Staff Scientist. Previously, he was President of Stratacyte Inc., a molecular biology company. Dr. Short received his Ph.D. in Biochemistry from Case Western Reserve University. Dr. Short is currently a Director of StressGen Biotechnologies Corporation, a biopharmaceutical company.

         LEWIS J. SHUSTER has served as Chief Operating Officer of Invitrogen since February 2000 and has served as a Director since June 1998. Mr. Shuster was a consultant to life sciences companies from December 1999 to February 2000. From February 1999 to December 1999, he was President and Chief Operating Officer of Pharmacopeia Laboratories, an operating unit of Pharmacopeia, Inc., a pharmaceutical and biotechnical research company. From November 1994 to February 1999 Mr. Shuster served as Executive Vice President and Chief Financial Officer of Pharmacopeia, Inc. From September 1992 to November 1994 Mr. Shuster served as Executive Vice President, Operations and Finance of Human Genome Sciences, Inc., a pharmaceutical company. Mr. Shuster received his M.B.A. from Stanford University Graduate School of Business and his B.A. from Swarthmore College. He is currently a Director of US Biomaterials Corporation, a private biomedical company.

HOW OFTEN DID THE BOARD MEET DURING 1999?

         During the fiscal year ended December, 31 1999, the Board of Directors held six meetings. Each director serving on the Board of Directors in fiscal year 1999 attended at least 75% of such meetings of the Board of Directors and the Committees on which he or she served, with the exception of Dr. Short.

HOW ARE DIRECTORS COMPENSATED?

         Invitrogen currently pays its non-officer Directors $1,000 per meeting. Directors may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. Since November 19, 1998, directors who are not employees of Invitrogen received annual grants of options to purchase 10,000 shares of common stock in accordance with the 1997 Stock Option Plan. Options to purchase 30,000 shares of common stock were granted to non-employee directors of Invitrogen during the year ended December 31, 1999.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

         The Board of Directors has established an Audit Committee and a Compensation Committee, and has no standing Nominating Committee. The Audit Committee, consists of Mr. Jaggers, Mr. Lorimier and Mr. Shuster. The Compensation Committee consists of Mr. Jaggers, Mr. Lorimier and Dr. Short.

         The Audit Committee's function is to review with our independent accountants and management the annual financial statements and independent accountants' opinion, review the scope and results of the examination of our financial statements by the independent accountants, review all professional services performed and related fees by the independent accountants, recommend the retention of the independent accountants to the Board of Directors and periodically review Invitrogen's accounting policies and internal accounting and financial controls. During the fiscal year ended December 31, 1999, the Audit Committee held three meetings.

         The Compensation Committee's function is to review and approve salary and bonus levels and stock option grants. During the year ended December 31, 1999, the Compensation Committee held two meetings jointly with the full Board.

                  CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

         In June 1997, we sold a total of 2,202,942 shares of convertible preferred stock at $6.8091 per share, for an aggregate purchase price of approximately $15 million, to three accredited investors, each of which are affiliates of TA Associates. Kurt R. Jaggers, a director of Invitrogen, is a Managing Director of TA Associates. Concurrently with the sale of the convertible preferred stock, we repurchased and retired 1,101,471 shares of common stock at $6.8091 per share, for an aggregate purchase price of approximately $7.5 million, from Lyle C. Turner, Joseph M. Fernandez, Anh Nguyen and Malcolm Finlayson, executive officers and former executive officers of Invitrogen. In this transaction, the TA Associates affiliates acquired registration rights with respect to the common stock issued or issuable upon conversion of the convertible preferred stock.

         At the closing of our initial public offering in February 1999, the convertible preferred stock was converted into an equal number of shares of common stock and redeemable preferred stock, and such redeemable preferred stock was redeemed out of proceeds of that offering at a cost of approximately $13.5 million. Additionally, holders of the convertible preferred stock received accumulated dividends of approximately $1.5 million.

         In December 1998, Invitrogen received a promissory note from Mr. Turner in the amount of $150,000. The note, which bore interest at a rate of 6.5% and was secured by a pledge of 16,000 shares of Invitrogen common stock, was paid in full in December 1999.

         In connection with our acquisition of Morphagen, Inc., in November 1998 we issued an option to purchase 50,000 shares of our common stock to the spouse of Dr. Short, one of our directors. See below "Compensation Committee Interlocks and Insider Participation."

         Dr. Short's father, Roy Short, receives royalties of approximately $100,000 per year from sales relating to Invitrogen's DNA DipStick product line and electroporation cuvettes.

         Invitrogen has entered into indemnification agreements with each of our officers and directors containing provisions which may require us, among other things, to indemnify those officers and directors against liabilities that may arise by reasons of their status or service as officers or directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Invitrogen also intends to execute such agreements with its future directors and executive officers.

         On August 17, 1999 Invitrogen issued to David E. McCarty, a former executive officer and a current director of Invitrogen, an option to purchase 110,000 shares of our common stock at an exercise price of $28.125 per share in connection with his employment by Invitrogen following the merger with NOVEX. His employment terminated on September 20, 1999. In connection with the acquisition of NOVEX, Invitrogen also assumed NOVEX's obligations under an employment agreement with Mr. McCarty and options held by Mr. McCarty to purchase NOVEX common stock, which were converted into options to purchase 139,128 shares of Invitrogen common stock at an exercise price of $4.14 per share. See below "Employment and Severance Arrangements."

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

WHAT ARE THE COMPENSATION COMMITTEE'S RESPONSIBILITIES?

         In fiscal 1999, the Compensation Committee was responsible for setting and administering our overall compensation policies and the annual compensation of the executive officers. These policies are based upon the philosophy that Invitrogen's long-term success is best achieved through recruitment and retention of the best people possible. The Compensation Committee applied this philosophy in determining compensation for our executive officers in three areas: salary, bonuses and stock options.

HOW ARE THE COMPANY'S EXECUTIVE OFFICERS COMPENSATED?

         SALARY. Invitrogen strives to offer salaries to its executive officers that are competitive in its industry and in its geographic region for similar positions requiring similar qualifications. In determining executive officers' salaries, the Compensation Committee considers salary surveys of companies in similar industries, and of similar size and geographic location. The three main salary surveys used are: the Biotech Employee Development Coalition Compensation and Benefit Survey, the Radford Biotechnology Compensation Report and the Western Management Group Compensation Survey. Companies or industry groups selected for salary comparisons are not necessarily the same companies or groups used to compare stock performance in the chart under the heading "Comparison of Stockholder Return." In addition to competitive industry salaries, the Compensation Committee also takes into account a subjective assessment of the nature of the position; the contribution and experience of the officer, the officer's expertise and skills and the length of the officer's service.

         The Compensation Committee generally evaluates the performance and sets the salary of our executive officers on an annual basis. In 1999, the executive officers were Chief Executive Officer, Lyle C. Turner and Chief Financial Officer, James R. Glynn. Performance evaluations for individual executive officers are based on individual goals set by the Compensation Committee. The goals of executive officers are based on company business objectives, the officers' individual objectives and expected contributions and the scope of their management responsibilities. In addition to reviewing the results of the performance evaluations and information concerning competitive salaries, the Compensation Committee considers the company's financial condition in evaluating salary adjustments. The salaries are evaluated by the Compensation Committee, with each member using his personal judgment and subjective factors to assess performance.

         BONUSES. Invitrogen seeks to provide additional incentives and rewards to executive officers who make contributions of outstanding value. For this reason, we may award incentive compensation which can comprise a substantial portion of the total compensation of executive officers when earned and paid. Cash bonuses are based on a subjective evaluation of performance and existing salary, rather than a specific formula.

         STOCK OPTIONS. The Compensation Committee believes that equity ownership provides significant additional incentive to executive officers to maximize value for Invitrogen's stockholders, and therefore makes periodic grants of stock options under the Invitrogen 1995 & 1997 Option Plans to those officers (as well as other employees). Such options are granted at the prevailing market price, and will only have value if our stock price increases over the exercise price. Therefore, the Committee believes that stock options serve to align the interest of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock performance.

         In fiscal year 1999, the Compensation Committee made determinations concerning the size and frequency of option grants for executive officers, after consideration of recommendations from the Chief Executive Officer and the Chief Financial Officer. Option grants were based upon relative position and responsibilities of each executive officer, historical and expected contributions of each officer, and previous option grants to such executive officers. Options were granted with a goal to provide competitive equity compensation for executive officers compared to executive officers of similar rank in companies of our industry, geographic location and size. Generally, these option grants vest over four years. Option grants to executive officers for fiscal year 1999 are set forth in the table entitled "Option Grants in Last Fiscal Year" in the section entitled "Executive Compensation and Other Matters."

HOW IS INVITROGEN ADDRESSING THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION?

         The Committee has considered the provisions of the Internal Revenue Code and the related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent the compensation exceeds $1,000,000 for any of those officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1995 and 1997 Option Plan should qualify for an exemption from these restrictions. The Compensation Committee does not believe that other components of Invitrogen's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying this compensation for deductibility was necessary at this time. In the future, the compensation committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The compensation committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

Members of the Compensation Committee
     Kurt R. Jaggers
     Bradley G. Lorimier
     Jay M. Short


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In March 1997 Invitrogen made an initial investment of $500,000 to acquire shares of preferred stock and a warrant to purchase shares of preferred stock of Morphagen, Inc., a start-up company engaged in the business of researching and developing Morphatides, a special type of nucleic acid. The former President of Morphagen, Heidi Short, is the spouse of Dr. Short, a member of the Board of Directors of Invitrogen. During 1997, Invitrogen performed research services for Morphagen for which it was paid approximately $81,000. In November 1998, Invitrogen acquired all of the outstanding shares of Morphagen not already owned by Invitrogen in exchange for a grant of an option to purchase 50,000 shares of Invitrogen common stock, at an exercise price of $8.50 per share, to Heidi Short, payment of royalties contingent upon certain milestones, the assumption of outstanding options of Morphagen employees and the assumption of certain liabilities. Morphagen was dissolved as a separate corporate entity in 1999.

         Dr. Short's father, Roy Short, receives royalties of approximately $100,000 per year from sales relating to Invitrogen's DNA DipStick product line and electroporation cuvettes. There were no other interlocks or other relationships among Invitrogen's executive officers and directors that are required to be disclosed under applicable executive compensation disclosure requirements.

EXECUTIVE COMPENSATION SUMMARY TABLE

         The following table sets forth information for the fiscal years ended December 31 1999, 1998 and 1997 concerning the compensation of the Chief Executive Officer of the Company and each of the other most highly compensated executive officers (the "Named Executive Officers") as of December 31, 1999, whose total salary and bonus for the year ended December 31, 1999, exceeded $100,000 for services rendered in all capacities to Invitrogen. The table also includes information for Lewis J. Shuster who qualified as a Named Executive Officer when he became our Chief Operations Officer in February 2000.

                                            SUMMARY COMPENSATION TABLE

                                                                            ANNUAL COMPENSATION
                                                     -----------------------------------------------------------------

                                                                                     SHARES OF
                                                                                    COMMON STOCK
                                                                               ISSUABLE UPON EXERCISE     ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR         SALARY       BONUS($)         OF OPTIONS         COMPENSATION
---------------------------               ----         ------       --------         ----------         ------------

Lyle C. Turner                              1999      $308,449     $      250                   -                -
President and Chief Executive Officer       1998       285,601        270,998                   -                -
                                            1997       258,405        640,690                   -                -

James R. Glynn                              1999       252,500         25,250                   -                -
Executive Vice President and Chief          1998       136,146        123,125             250,000                -
Financial Officer                           1997             -              -                   -                -

Lewis J. Shuster                            1999             -              -              10,000                -
Chief Operating Officer                     1998             -              -              10,000                -
                                            1997             -              -                   -                -

1999 OPTION GRANTS

         The following table contains information about the stock option grants in 1999 to the Named Executive Officers described above. The table is based on an aggregate of 1,151,703 options granted by Invitrogen during 1999 to employees and directors of, and consultants to Invitrogen. The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant as determined by the board of directors.

                                         OPTION GRANTS IN FISCAL YEAR 1999


                                                INDIVIDUAL GRANTS
                              --------------------------------------------------------
                                                                                          POTENTIAL REALIZABLE VALUE AT
                               NUMBER OF                                                  ASSUMED ANNUAL RATES OF STOCK
                              SECURITIES        % OF TOTAL       EXERCISE                PRICE APPRECIATION FOR OPTION
                              UNDERLYING    OPTIONS GRANTED TO    OR BASE                             TERM
                               OPTIONS         EMPLOYEES IN        PRICE    EXPIRATION   -------------------------------
NAME                          GRANTED(1)        FISCAL YEAR       ($/SH)       DATE           5%              10%
----                          ----------        -----------       ------     --------        ---              ---

Lewis J. Shuster...........     10,000              0.8%           $12.00     1/16/09       $75,467         $191,249

-----------
 (1) Options are granted under Invitrogen's 1995 and 1997 Stock Option Plans. Such options expire ten years from the date of grant, or earlier upon termination of employment.

         Amounts reported in the Potential Realizable Value column above represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the stock price on the date of grant appreciates at the specified annual rates of appreciation, compounded annually over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the time of such exercise and the future performance of Invitrogen's common stock.

YEAR-END VALUES

         The table below provides information about the number and value of options held by the Named Executive Officers described above at December 31, 1999. The closing price of our common stock on December 31, 1999 was $60 per share. No executive officer exercised options during the year ended December 31, 1999.


                                              YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED                  IN-THE-MONEY
                                                  OPTIONS AT DECEMBER 31, 1999       OPTIONS AT DECEMBER 31, 1999
                                                  ----------------------------       ----------------------------
NAME                                              EXERCISABLE    UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
----                                              -----------    -------------       -----------    -------------
James R. Glynn...................................    120,833         129,167          $6,573,315       $7,026,684
Lewis J. Shuster.................................     17,500           2,500             904,000          120,000

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

         We entered into an agreement with Lewis J. Shuster as of February 2000 in connection with his employment as Chief Operating Officer of Invitrogen. The agreement calls for an initial base salary of $300,000 per year, pro rated for part time employment. The agreement also provides that Mr. Shuster is eligible for an annual bonus of 25% of base salary. The agreement reflects the grant of an option to purchase 250,000 shares of common stock at the fair market value on his date of employment. If Mr. Shuster's employment is terminated by Invitrogen, the agreement calls for a lump-sum severance payment of one month's salary for every year of service, but at least 6 months' salary and not more that 12 months' salary. Mr. Shuster will receive the maximum severance of 12 months salary if his employment is terminated for any reason due to a change of control of Invitrogen.

         On March 31, 1999 we entered into severance agreements with two of our former executive officers, Joseph M. Fernandez and Theodore J. DeFrank, pursuant to their resignations. Under those agreements, each former officer receives monthly severance pay at their regular salary rate on the date of the agreements; Mr. DeFrank for six months, Mr. Fernandez for twelve months. Each former officer additionally entered into consulting agreements with Invitrogen, for nine months and twelve months respectively. As part of its merger with NOVEX, in August 1999 Invitrogen assumed an employment agreement with David E. McCarty, former President and Chief Executive Officer of NOVEX. Under that agreement Mr. McCarty will receive severance pay totaling $240,000 paid monthly during the twelve month period ending September 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of Invitrogen common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

         Based solely on our review of such forms which were furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to the executive officers, directors and more than 10% stockholders were complied with.

                        COMPARISON OF STOCKHOLDER RETURN

         Below is a line graph comparing changes though December 31, 1999 in the cumulative total return on Invitrogen common stock (traded under the symbol IVGN), a broad market index, namely the Nasdaq Stock Market-U.S. Index (the "Nasdaq Index") and an industry index, namely the Nasdaq Pharmaceutical Stocks index (the "Industry Index"). The Nasdaq Pharmaceutical Stocks Index, a published industry index, encompasses companies operating under the same 3-digit Standard Industry Code (SIC) as that of Invitrogen. The comparison assumes that on February 26, 1999 (the first day of public trading for our common stock) $100 was invested in Invitrogen common stock and in each of the indices and assumes the reinvestment of dividends, where applicable.

                    IVGN           Nasdaq US      Nasdaq Pharmaceutical Stock
02/26/99            100            100            100
03/31/99             84            107            107
04/30/99            117            110             99
05/28/99            127            108            105
06/30/99            161            117            109
07/30/99            189            116            122
08/31/99            167            120            132
09/30/99            219            120            125
10/29/99            163            129            126
11/30/99            196            143            142
12/31/99            390            173            183

                       ITEMS FOR STOCKHOLDER CONSIDERATION
                             ---------------------

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS


         Invitrogen has a classified Board of Directors currently consisting of two Class I directors (Donald W. Grimm and James R. Glynn), three Class II directors (Kurt R. Jaggers, Bradley G. Lorimier and Lyle C. Turner) and three Class III directors (David E. McCarty, Jay M. Short and Lewis J. Shuster). Directors in these classes will serve until the annual meetings of stockholders to be held in 2000, 2001 and 2002, respectively, and until their respective successors are duly elected and qualified. Directors in each class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting. Information regarding each Director can be found above in the section entitled "Election of Directors."

         Management's nominees for election at the 2000 Annual Meeting of Stockholders to fill the Class I positions on the Board of Directors are Donald W. Grimm and James R. Glynn. If elected, the nominees will serve as directors until our annual meeting of stockholders in 2003, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as the proxy holders may designate.

         If a quorum is present, either in person or by proxy, the two nominees for the positions as Class I directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the vote, except that abstentions will be counted as shares present for purposes of determining the presence of a quorum. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

                                   PROPOSAL 2

                          APPROVAL OF AMENDMENT TO THE
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                  INCREASING THE SHARE RESERVE BY 100,000 SHARES

BACKGROUND AND PROPOSAL

         On November 20, 1998 the Board of Directors voted to establish the 1998 Employee Stock Purchase Plan (the "Plan") to attract and retain highly-qualified employees. The Plan was approved by the stockholders at their annual meeting on January 15, 1999. A total of 250,000 shares of Invitrogen common stock have been reserved for issuance under the Plan. Of those, 34,191 had been issued as of December 31, 1999, leaving 215,809 available. The Plan permits eligible employees to purchase common stock at a discount through payroll deductions, during 24-month offering periods. Unless the Board of Directors establishes different periods, each offering period is divided into eight consecutive three-month purchase periods. Unless the Board of Directors establishes a higher purchase price, the price at which stock is purchased under the employee stock purchase plan is equal to 85% of the fair market value of the common stock on the first day of the offering period or the last day of the purchase period, whichever is lower.

         In August of 1999 we merged with NOVEX and in February of 2000 we merged with Research Genetics, Inc. Primarily because of these mergers and our recent stock price, management projects that the current share reserve of 250,000 shares will be exhausted before the 2001 Annual Meeting of Stockholders.

         Because benefits under the Plan will depend on employees' elections to participate and the fair market value of Invitrogen's common stock at various future dates, it is not possible to determine the dollar value of benefits that will be received by executive officers and other employees if the proposed amendment to the Plan is approved by the stockholders. Nonemployee directors are not eligible to participate in the Plan.

         Accordingly, management requested, and on January 21, 2000 the Board of Directors approved, an amendment to the Plan to increase the number of shares reserved under the Plan by 100,000 for a total of 350,000 shares, subject to stockholder approval.

         The affirmative vote of a majority of the votes cast at the annual meeting of stockholders, at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote.

         The Board of Directors believes that the approval of the amendment to the Plan, increasing the share reserve by 100,000 shares is in the best interests of the stockholders and Invitrogen for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE PLAN, INCREASING THE SHARE RESERVE BY 100,000 SHARES.

SUMMARY OF THE EMPLOYEE STOCK PURCHASE PLAN

         The following is a summary of the Plan, which is provided for your information. The Plan is ultimately controlled by the specific language of the Plan itself, a copy of which is available to any stockholder upon request.

         GENERAL. The Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code. Each participant in the Plan is granted at the beginning of each offering under the plan the right to purchase through accumulated payroll deductions up to a number of shares of our common stock determined on the first day of the offering. This right to purchase stock is automatically exercised on the last day of each purchase period within the offering unless the participant has withdrawn from participation in the offering or in the Plan prior to that date.

         SHARES SUBJECT TO THE PLAN. Currently, a maximum of 250,000 of our authorized but unissued or reacquired shares of common stock may be issued under the Plan, subject to appropriate adjustment in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in our capital structure or in the event of any merger, sale of assets or other reorganization of Invitrogen. If any right to purchase stock expires or terminates, the shares subject to the unexercised portion of that right will again be available for issuance under the Plan.

         ADMINISTRATION. The Plan is administered by our board of directors. Subject to the provisions of the Plan, the board determines the terms and conditions of the rights to purchase stock granted under the plan. The board will interpret the Plan and the rights granted thereunder, and all determinations of the board will be final and binding on all persons having an interest in the Plan or any rights to buy stock under the Plan. The Plan provides, subject to certain limitations, that Invitrogen will indemnify any director, officer or employee against all reasonable expenses, including attorney's fees, incurred in connection with any legal action arising from that person's action or failure to act in administering the plan.

         ELIGIBILITY. Any employee of Invitrogen or of any present or future parent or subsidiary corporation of Invitrogen designated by the board for inclusion in the Plan is eligible to participate in an offering to purchase stock under the Plan so long as the employee is customarily employed for at least 20 hours per week and 5 months per calendar year. However, no employee who owns or holds options to purchase, or as a result of participation in the Plan would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of Invitrogen or of any parent or subsidiary corporation of Invitrogen is entitled to participate in the Plan.

         OFFERINGS. Generally, each offering of common stock under the Plan is for a period of twenty-four months. Offering periods under the Plan are overlapping, with a new offering period beginning every three months. However, employees may only participate in one offering at a time. Offering periods generally commence on the first days of February, May, August and November of each year and end on the last day of January, April, July and October. However, the first offering period commenced on February 26, 1999, the effective date of the Company's registration of its common stock with the Securities and Exchange Commission and will end on January 31, 2001.

Shares are purchased on the last day of each purchase period. The board may establish a different term for one or more offerings or purchase periods or different commencement or ending dates for an offering or a purchase period.

         PARTICIPATION AND PURCHASE OF SHARES. Participation in the Plan is limited to eligible employees who authorize payroll deductions prior to the start of an offering period. Payroll deductions may not exceed 15% (or such other rate as the board determines) of an employee's compensation for any pay period during the offering period. Once an employee becomes a participant in the Plan, that employee will automatically participate in each successive offering period until such time as that employee withdraws from the Plan, becomes ineligible to participate in the Plan, or terminates employment.

         Subject to certain limitations, each participant in an offering has a purchase right equal to the lesser of that number of whole shares determined by dividing $50,000 by the fair market value of a share of common stock on the first day of the offering period or 5,000 shares, provided that these dollar and share amounts will be prorated for any offering period that is other than 24 months in duration. No participant may purchase under the Plan shares of Invitrogen's common stock having a fair market value exceeding $25,000 in any calendar year. This dollar amount is measured using the fair market value of Invitrogen's common stock on the first day of the offering period in which the shares are purchased.

         At the end of each purchase period, Invitrogen issues to each participant the number of shares of common stock determined by dividing the amount of payroll deductions accumulated for the participant during that purchase period by the purchase price, limited in any case by the number of shares subject to the participant's Purchase Right for that Offering. The price per share at which shares are sold at the end of a purchase period generally equals 85% of the lesser of the fair market value per share of Invitrogen's common stock on the first day of the offering period or the purchase date. The fair market value of the common stock on any relevant date generally will be the closing price per share on such date as reported on the Nasdaq National Market. Any payroll deductions under the Plan not applied to the purchase of shares will be returned to the participant, unless the amount remaining is less than the amount necessary to purchase a whole share of common stock, in which case the remaining amount may be applied to the next purchase period or offering period.

         A participant may withdraw from an offering at any time without affecting his or her eligibility to participate in future offerings. However, once a participant withdraws from an offering, that participant may not again participate in the same offering.

         CHANGE IN CONTROL. The Plan provides that in the event of a change in control, the acquiring or successor corporation may assume Invitrogen's rights and obligations under the Plan or substitute substantially equivalent purchase rights for such corporation's stock. If the acquiring or successor corporation elects not to assume or substitute for the outstanding purchase rights, the board may adjust the last day of the offering period to a date on or before the date of the change in control. Any purchase rights that are not assumed, substituted for, or exercised prior to the change in control will terminate.

         TERMINATION OR AMENDMENT. The Plan will continue until terminated by the board or until all of the shares reserved for issuance under the plan have been issued. The board may at any time amend or terminate the Plan. However, the approval of Invitrogen's stockholders is required within twelve months of the adoption of any amendment that increases the number of shares authorized for issuance under the Plan or changes the definition of the corporations which may be designated by the board as corporations whose employees may participate in the Plan.

SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

         A participant recognizes no taxable income either as a result of commencing to participate in the Plan or purchasing shares of the common stock under the terms of the Plan.

         If a participant disposes of shares purchased under the Plan within two years from the first day of the applicable offering period or within one year from the purchase date, known as a disqualifying disposition, the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the purchase date exceeds the purchase price. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than twelve months.

         If the participant disposes of shares purchased under the Plan at least two years after the first day of the applicable offering period and at least one year after the purchase date, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the applicable offering period. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

         If the participant still owns the shares at the time of death, the lesser of the excess of the fair market value of the shares on the date of death over the purchase price or 15% of the fair market value of the shares on the first day of the offering period in which the shares were purchased will constitute ordinary income in the year of death.

         Invitrogen should be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder. In all other cases, no deduction is allowed to Invitrogen.


                                   PROPOSAL 3

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP as its independent public accountants to audit our financial statements for the fiscal year ended December 31, 2000. Arthur Andersen LLP has acted in such capacity since its appointment in July 1997. A representative of Arthur Andersen LLP is expected to be present at the annual meeting of stockholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

         The affirmative vote of a majority of the votes cast at the annual meeting of stockholders at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                             ADDITIONAL INFORMATION

         ADVANCE NOTICE PROCEDURES. Our bylaws require that, for business to be properly brought by a stockholder before an annual meeting, notice must be delivered to or mailed by the stockholder and received at Invitrogen not less than 120 days prior to the anniversary of the prior year's proxy statement, except if we did not hold a an annual meeting the previous year, or if the date of this year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials.

         STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING. Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of Invitrogen must be received at our offices at 1600 Faraday, Carlsbad, California 92008 ATTN: Corporate Secretary, (including proposals made under Rule 14a-8 of the Securities and Exchange Act of 1934, as amended) by November 24, 2000.

         SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by Invitrogen. We may solicit stockholder proxies by mail through our regular employees, and may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have Invitrogen stock registered in their names and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

                         TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the annual meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                       By Order of the Board of Directors





                                       Warner R. Broaddus
                                       GENERAL COUNSEL & SECRETARY


March 24, 2000
Carlsbad, California

                                     DETACH HERE

                                        PROXY

                                INVITROGEN CORPORATION

                    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         FOR THE ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON APRIL 27, 2000


The undersigned hereby appoints LYLE C. TURNER, JAMES R. GLYNN and WARNER R. BROADDUS, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Invitrogen Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at Invitrogen's offices at 1600 Faraday Avenue, Carlsbad, California, on April 27, 2000 at 10:00 a.m local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, such proxies being directed to vote on the proposals as specified on the reverse side.


------------                                                     -----------
SEE REVERSE                                                      SEE REVERSE
    SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
------------                                                     ------------

                                 DETACH HERE

     PLEASE MARK
/X/  VOTES AS IN
     THIS EXAMPLE

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE LISTED NOMINEES FOR DIRECTOR AND "FOR" THE PROPOSALS LISTED BELOW AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

1. TO ELECT THE FOLLOWING DIRECTORS TO SERVE FOR THREE-YEAR TERMS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED:

    NOMINEES:  (01) JAMES R. GLYNN AND (02) DONALD W. GRIMM
     FOR                WITHHELD
     ALL    / /         FROM ALL    / /
   NOMINEES             NOMINEES

/ /______________________________________
   FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

                                                FOR      AGAINST    ABSTAIN
2.  TO AMEND INVITROGEN'S 1998 EMPLOYEE
    STOCK PURCHASE PLAN TO INCREASE THE
    NUMBER OF SHARES RESERVED FOR ISSUANCE     / /        / /        / /
    UNDER THE PLAN BY 100,000 SHARES FOR A
    TOTAL OF 350,000 SHARES OF COMMON STOCK.

3.  TO RATIFY THE APPOINTMENT OF ARTHUR         FOR      AGAINST    ABSTAIN
    ANDERSEN LLP AS THE INDEPENDENT
    ACCOUNTANTS OF THE COMPANY FOR THE YEAR     / /        / /        / /
    ENDING DECEMBER 31, 2000.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   / /

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. PLEASE GIVE FULL TITLE AS CAPACITY IN WHICH SIGNING IF NOT SIGNING AS AN INDIVIDUAL.

SIGNATURE:____________________________________________ DATE:_________________


SIGNATURE:____________________________________________ DATE:_________________